UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51072

Oregon	93-0856709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9100 S.W. Gemini Drive Beaverton, Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 601-1000

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Cascade Microtech, Inc. (the “Company”) Annual Meeting of Shareholders held on May 8, 2015, the Company’s shareholders (i) elected three directors; (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2015; (iii) approved an amendment to the Cascade Microtech, Inc. 2010 Stock Incentive Plan; and (iv) approved, as a non-binding advisory vote, the Company’s named executive officer compensation. Set forth below are the voting results for each of these proposals.

Proposal 1.	Election of Directors to serve three-year terms:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Dr. John Y. Chen	12,585,321	375,614	2,419,214
John D. (“J.D.”) Delafield	12,573,637	387,298	2,419,214
Martin L. Rapp	12,794,955	165,980	2,419,214

Proposal 2.	Ratification of KPMG LLP as Independent Registered Public Accountant for the Year Ending December 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,174,427	205,722	—	—

Proposal 3.	Approval of an amendment to the Cascade Microtech, Inc. 2010 Stock Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,134,891	791,916	34,128	2,419,214

Proposal 4.	Approval, as a non-binding advisory vote, the Company’s named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,908,791	13,840	38,304	2,419,214

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2015	CASCADE MICROTECH, INC. (Registrant)

	By:	/s/ JEFF KILLIAN
Jeff Killian
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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